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                                                                   EXHIBIT 10.21

        THE TRANSFER OF THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT (AS DEFINED BELOW), AND NO TRANSFER OF THIS WARRANT OR THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

        THIS WARRANT WAS ORIGINALLY ISSUED ON MAY 8, 2000 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (AND OTHER APPLICABLE SECURITIES LAWS) OR AN AVAILABLE EXEMPTION THEREFROM.


                             STOCK PURCHASE WARRANT


Date of Issuance: May 8, 2000                              Certificate No. W-C1


                  For value received, iSKY, INC., a Delaware corporation (the "Company"), hereby grants to Arianespace Investment Limited, or its registered assigns (the "Holder"), the right to purchase from the Company a total of 3,636,363 shares of the Company's Series C Preferred Stock unless the Company's Preferred Stock has been automatically converted into the Company's Common Stock pursuant to Article IV.C.5.b of the Company's Amended and Restated Certificate of Incorporation, in which case this Warrant shall be exercisable for 3,636,363 shares of the Company's Common Stock (such securities that are issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Shares"), at a price of $5.50 per share (the "Exercise Price"), payable in accordance with the terms of Section 1.b hereof. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Equity Purchase Agreement, dated as of May 8, 2000, by and between the Company and Holder (as such may be amended from time to time, the "Investment Agreement").

         SECTION 1. Exercise of Warrant.

                  a. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time during the period (the "Exercise Period") beginning on the first Conversion Date and shall expire at 5:00 p.m., MST, on the day immediately preceding the first anniversary of the first Conversion Date (the "Termination Date"); provided, that in the event that Conversion shall not occur as a result of: (a) the failure of the Company to request Conversion under the Loan Agreement for any reason; (b) the voluntary prepayment in full by the Company of the Loans; (c) the failure by the Company to deliver the documentation relating to, or provide the evidence of the satisfaction of, the Conversion Conditions as contemplated by Section 2.02(c) of the Loan Agreement, if the Company, acting in good faith, would have been able to comply with the delivery obligations




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provided for therein; or (d) the failure of the Company to satisfy the
Conversion Conditions set forth in Sections 4.01(b) and 4.01(e) of the Loan Agreement; and in any such case Arianespace Finance, S.A. shall not be in default under the Loan Agreement, and the Launch Services Agreement shall not have been terminated with respect to Launch No.1, then the first Conversion Date shall be deemed to occur for purposes of this clause on the date of Launch No. 1.

                  b. Exercise Procedure.

                           (i) This Warrant shall be deemed to have been
exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                                    (A) a completed Exercise Agreement, as
described in Section 1.c hereof, executed by the Holder and setting forth the number of Warrant Shares to be purchased in accordance with this Warrant;

                                    (B) this Warrant; and

                                    (C) payment of an amount equal to the
product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (payable as set forth below) (the "Aggregate Exercise Price").

                                    The Aggregate Exercise Price shall be
payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Company or (b) by delivery of this Warrant Certificate to the Company for cancellation in accordance with the following formula: in exchange for each Warrant Share issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, the Holder shall receive such number of Warrant Shares as is equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Warrant Share at such time minus the Exercise Price per Warrant Share at such time, and the denominator of which is the Fair Market Value per Warrant Share at such time.

                           (ii) Certificates for Warrant Shares issuable upon
such exercise of this Warrant shall be delivered by the Company to the Holder within three business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 7 hereof. Subject to Section 3, the certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Exercise Agreement and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Agreement. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the Holder concurrently with the delivery of certificates for the Warrant Shares with respect to which this Warrant was exercised. The certificates for any Warrant Shares purchased pursuant to this Warrant may, at the


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Company's option, bear such legends as the Company reasonably deems necessary in connection with the Act or other applicable rules, regulations, or laws.

                           (iii) The Warrant Shares issuable upon the exercise
of this Warrant shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become the record holder of such Warrant Shares, at the Exercise Time.

                           (iv) The issuance of certificates for Warrant Shares
upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or charges payable in connection with the issuance of Warrant Shares to any person or entity other than the Holder.

                           (v) The Company shall not close its books against the
purchase of any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

                           (vi) The Company shall at all times reserve and keep
available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall be, when issued and upon the payment of the applicable Aggregate Exercise Price, duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges.

                  c. Exercise Agreement. Upon any exercise of this Warrant, the Holder shall deliver to the Company an Exercise Agreement in substantially the form set forth on EXHIBIT I attached hereto and incorporated herein.

                  d. Securities Laws Restrictions. Upon any exercise of this Warrant, the Holder shall be required to represent and warrant to the Company that the purchase of the Warrant Shares covered hereby is for its own account and not on behalf of others. The Holder may not sell, transfer, or dispose of this Warrant or any Warrant Shares issued pursuant to this Warrant (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Act or any applicable state securities laws is not required in connection with such transfer. In addition, in connection with an initial public offering of the Company's securities, if and to the extent requested by the managing underwriter or the Company, the Holder shall execute a customary "holdback" agreement (not to exceed 180 days) in the form requested for such offering by such underwriters or the Company, as the case may be; provided, however, that the Holder shall not be required to execute such holdback agreement requested by the Company unless all of parties to the Amended and Restated Investor Rights Agreement, dated October 19, 1999, as amended from time to time, are required to execute the same holdback agreement pursuant to such Agreement and the Company has not waived such requirement.


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         SECTION 2. Adjustment of Exercise Price and Number of Warrant Shares.
In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 2.

                  a. Adjustment for Stock Splits and Combinations.

                           (i) Preferred Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series C Preferred Stock, then the following adjustments shall be made: (A) if Company at any time after February 17, 2000 ("Adjustment Date") effects a subdivision of its outstanding Series C Preferred Stock into a larger number of shares or takes a record of the holders of Series C Preferred Stock for the purpose of entitling them to receive a dividend or other distribution of Series C Preferred Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, if appropriate, and (B) if the Company any time after the Adjustment Date combines its outstanding shares of Series C Preferred Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, if appropriate. Any adjustment under this Section 2.a(i) shall become effective at the close of business on the date such subdivision or combination becomes effective.

                           (ii) Common Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustments shall be made: (A) if Company at any time after the Adjustment Date effects a subdivision of its outstanding Common Stock into a larger number of shares or takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, if appropriate, and (B) if the Company any time after the Adjustment Date combines its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, if appropriate. Any adjustment under this Section 2.a(ii) shall become effective at the close of business on the date such subdivision or combination becomes effective.

                  b. Adjustment for Common Stock Dividends and Distributions.

                           (i) Preferred Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series C Preferred Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of Series C Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, and (2) the


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denominator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this
Section 2.b(i) to reflect the actual payment of such dividend or distribution.

                           (ii) Common Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, and (2) the denominator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 2.b(ii) to reflect the actual payment of such dividend or distribution.

                  c. Adjustments for Other Dividends and Distributions.

                           (i) Preferred Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series C Preferred Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in cash, securities, or other property (other than regular cash dividends payable on the Company's Preferred Stock or dividends payable in shares of common stock), in each such event the Exercise Price shall be reduced by the value of such dividend or distribution payable with respect to one share of common stock. In the event that such dividend or distribution consists of property other than cash or marketable securities, the value of such dividend or distribution shall be determined in good faith by the Company's board of directors.



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                           (ii) Common Stock Warrant Shares. If at the time of
the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in cash, securities, or other property (other than regular cash dividends payable on the Company's Preferred Stock or dividends payable in shares of common stock), in each such event the Exercise Price shall be reduced by the value of such dividend or distribution payable with respect to one share of common stock. In the event that such dividend or distribution consists of property other than cash or marketable securities, the value of such dividend or distribution shall be determined in good faith by the Company's board of directors.

                  d. Adjustment for Recapitalization and Similar Transactions. If at any time after the Adjustment Date the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock or are converted into the right to receive cash, securities, or other property, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2) or pursuant to a reorganization, merger, consolidation, business combination, or similar transaction, in any such event this Warrant thereafter shall represent the right to receive, upon exercise hereof, the kind and amount of stock, securities, and/or other property receivable in connection with such transaction with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction.

                  e. Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  f. Notice of Adjustments and Record Date.

                           (i) Whenever an adjustment is required pursuant to
this Section 2, the Company shall forthwith obtain a certificate signed by the Company's chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjustment to be made pursuant to this Section 2, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder.

                           (ii) Upon the Company's taking of a record of the
holders of Series C Preferred Stock or Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall use reasonable efforts to


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mail to the Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         SECTION 3. Disposition of Warrant. Subject to Section 1.d hereof, the transfer restrictions set forth in the Investment Agreement and to compliance with federal and state securities laws, this Warrant and all rights hereunder are transferable (subject to any restrictive legends hereon), in whole or in part, upon surrender of this Warrant to the Company, together with a written assignment of this Warrant duly executed by the Holder hereof or such holder's agent or attorney. Such written assignment shall be in the form of the Assignment Form attached as EXHIBIT II hereto. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled.

         SECTION 4. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

         SECTION 5. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

         SECTION 6. Ownership. Subject to Section 3 hereof, the Company may deem and treat the Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a Warrant Share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise.

         SECTION 8. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                                    * * * * *


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.


                                  iSKY, INC., a Delaware corporation


                                  By:      /s/ Thomas E. Moore
                                           ---------------------------------
                                  Name:    Thomas E. Moore
                                           ---------------------------------
                                  Title:   President
                                           ---------------------------------



Attest:


/s/ David M. Brown
----------------------------------
David M. Brown, Secretary

                                    EXHIBIT I


                               EXERCISE AGREEMENT


To:                                       Dated:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby exercises this Warrant to purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                  The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________________________ whose address is ______________________________________ and whose social security number or other identifying number is ___________, and that such certificate be delivered to _________________ whose address is ______________________________.
If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of __________________ whose address is _________________________ and whose social security number or other identifying number is _________, and that such certificate be delivered to ______________ whose address is ___________________.


                                           Signature
                                                    --------------------------

                                           Address
                                                  ----------------------------







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                                   EXHIBIT II

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Warrant Shares covered thereby set forth hereinbelow unto:

                                                                                             Number of Shares
Name of Assignee                                     Address                                 of Common Stock
----------------                                     -------                                 ---------------





Dated:
      -------------------


                                               --------------------------------
                                               Signature of Registered Holder



                                               --------------------------------
                                               Name of Registered Holder
                                               (Please Print)


Witness:

-------------------------